Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Kristen Thomas

Director, Investor Relations

KThomas@nexpoint.com

Media: MediaRelations@nexpoint.com

NREF Announces Fourth Quarter 2023 Results, Provides First Quarter 2024 Guidance

Dallas, TX, February 29, 2024 – NexPoint Real Estate Finance, Inc. ("NREF" or the "Company") (NYSE: NREF) today reported its financial results for the quarter ended December 31, 2023.

NREF reported net income of $17.9 million, or $0.74 per diluted share1, for the three months ended December 31, 2023.

NREF reported cash available for distribution2 of $11.8 million, or $0.51 per diluted share1, for the three months ended December 31, 2023.

"Despite a difficult commercial real estate landscape, NREF's portfolio continues to consistently deliver stable and defensive returns," remarked Chief Investment Officer Matthew McGraner. He further stated, "We remain confident that NREF will proactively seize opportunities arising from the current market disruptions in the multifamily, single-family rental, life sciences, and self-storage sectors, areas where we possess strong operational capabilities."

Fourth Quarter 2023 Highlights

•	Outstanding total portfolio of $1.6 billion, composed of 87 investments[3]
•	Single-family rental (“SFR”), multifamily, life sciences, and self-storage represent 46.0%, 47.2%, 5.2%, and 1.5% of the Company’s debt portfolio, respectively
•

Weighted-average loan to value (“LTV”)[4] and debt service coverage ratio (“DSCR”) on our SFR, CMBS, CMBS IO strips, preferred, mezzanine, credit risk transfer and mortgage-backed security investments are 68.8% and 1.72x3, respectively

•	As of February 28, 2024, there are no loans currently in forbearance in our portfolio
•	During 4Q 2023, NREF made follow on investments of $16.5MM to its existing preferred equity investments and originated one preferred equity investment of $15.3MM with an all-in blended yield of 11.5%
•	During 4Q 2023, NREF received $3.5MM and $29.5MM in preferred equity and senior loan redemptions, respectively

1 Weighted-average diluted shares outstanding assumes vesting of all outstanding unvested restricted stock units and the conversion of all redeemable non-controlling interests.

2 Earnings available for distribution and cash available for distribution are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of earnings available for distribution and cash available for distribution to net income (loss) attributable to common stockholders, see the “Reconciliations of Non-GAAP Financial Measures” and “Non-GAAP Financial Measures” sections of this release.

3 As of December 31, 2023; and excluding the common stock investments, preferred stock investment, the Hudson Montford and Alexander at the District multifamily properties, CMBS B-Pieces reflected on an unconsolidated basis.

4 Loan to value is generally based on the initial loan amount divided by the as-is appraised value as of the date the loan was originated or by the current principal amount as of the date of the most recent as-is appraised value. For our CMBS B-Pieces, LTV is based on the weighted-average LTV of the underlying loan pool.

5 Net income (loss) attributable to common stockholders in 1Q 2024 is estimated to be between $(11.7)MM and $(9.6)MM. See reconciliations below.

Looking Ahead: First Quarter 2024 Guidance

Earnings Available for Distribution

●	1Q 2024 EAD per diluted common share guidance is $(0.45)[5] at the midpoint

	Low	Mid	High
	Mar. 31, 2024	Mar. 31, 2024	Mar. 31, 2024

Net income (loss) attributable to common stockholders (1)	$(11,656)	$(10,619)	$(9,581)
Net income (loss) attributable to redeemable noncontrolling interests	(2,002)	(1,802)	(1,602)
Adjustments
Amortization of stock-based compensation	1,284	1,284	1,284
EAD (1)	$(12,374)	$(11,137)	$(9,899)

Weighted average common shares outstanding - basic	18,163	18,163	18,163
Weighted average common shares outstanding - diluted	24,748	24,748	24,748

EPS per Diluted Weighted Average Share (1)	$(0.55)	$(0.50)	$(0.45)
EAD per Diluted Weighted Average Share (1)	$(0.50)	$(0.45)	$(0.40)

Cash Available for Distribution

●	1Q 2024 CAD per diluted common share guidance is $0.58[5] at the midpoint

	Low	Mid	High
	Mar. 31, 2024	Mar. 31, 2024	Mar. 31, 2024

EAD (1)	$(12,374)	$(11,137)	$(9,899)
Adjustments
Amortization of premiums	29,450	29,450	29,450
Accretion of discounts	(5,075)	(5,075)	(5,075)
Amortization and depreciation	1,035	1,035	1,035
CAD	$13,036	$14,273	$15,511

Weighted average common shares outstanding - basic	18,163	18,163	18,163
Weighted average common shares outstanding - diluted	24,748	24,748	24,748

EPS per Diluted Weighted Average Share (1)	$(0.55)	$(0.50)	$(0.40)
CAD per Diluted Weighted Average Share	$0.53	$0.58	$0.63
(1)

Net income (loss) attributable to common stockholders, EPS and EAD include $29.5 million related to accelerated amortization of the premium associated with the prepayment on a senior loan in the first quarter of 2024.

Conference Call Details

The Company is scheduled to host a conference call on Thursday, February 29, 2024, at 11:00 a.m. ET (10:00 a.m. CT), to discuss fourth quarter 2023 financial results.

The conference call can be accessed live over the phone by dialing 888-660-4430 or +1 646-960-0537 and entering Conference ID 6891136. A live audio webcast of the call will be available online at the Company's website, https://nref.nexpoint.com (under "Resources"). An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Thursday, March 7, 2024, by dialing 1 800- 770- 2030 or, for international callers, +1 647- 362- 9199 and entering passcode 6891136.

For additional commentary and portfolio information, please view NREF’s earning supplement, which was posted on the Company’s website, http://nref.nexpoint.com.

Reconciliations of Non-GAAP Financial Measures

The following table provides a reconciliation of Earnings Available for Distribution and Cash Available for Distribution to GAAP net income attributable to common stockholders (in thousands, except per share amounts):

	For the Three Months Ended December 31,
	2023	2022
Net income (loss) attributable to common stockholders	$13,635	$(3,733)
Net income (loss) attributable to redeemable noncontrolling interests	3,346	(111)
Adjustments
Amortization of stock-based compensation	1,017	872
Provision for (reversal of) credit losses, net	(1,937)	—
Equity in income (losses) of equity method investments (1)	—	—
Unrealized (gains) or losses (2)	(5,960)	12,563
EAD	$10,101	$9,591

EPS per Diluted Weighted-Average Share	$0.74	$(0.17)
EAD per Diluted Weighted-Average Share	$0.44	$0.42

Adjustments
Amortization of premiums	$4,432	$3,663
Accretion of discounts	(3,767)	(3,521)
Depreciation and amortization of real estate investment	1,035	460
Amortization of deferred financing costs	(41)	12
CAD	$11,760	$10,203

EPS per Diluted Weighted-Average Share	$0.74	$(0.17)
CAD per Diluted Weighted-Average Share	$0.51	$0.45

Weighted-average common shares outstanding – basic	17,232	15,163
Weighted-average common shares outstanding – diluted	23,155	22,696

(1)

Starting in the third quarter of 2023, the Company has adjusted EAD to remove the income/(losses) from equity method investments as they represent changes in the equity value of our investment rather than distributable earnings. The Company will include income from equity method investments to the extent that we receive cash distributions and upon realizing gains and/or losses.

(2)	Unrealized gains represent the net change in unrealized gains on investments held at fair value.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc., is a publicly traded REIT, with its common stock and 8.50% Series A Cumulative Redeemable Preferred Stock listed on the New York Stock Exchange, primarily focused on originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity, convertible notes, multifamily properties and common equity investments, as well as multifamily commercial mortgage-backed securities securitizations, multifamily structured credit risk notes and mortgage-backed securities. More information about the Company is available at http://nref.nexpoint.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "anticipate", “believe,” "estimate", "expect," "intend," "may", "should" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s business and industry in general, first quarter 2024 guidance, including net loss attributable to common stockholders, EAD and CAD and related assumptions and estimates, and that NREF will proactively seize opportunities arising from the current market disruption in the multifamily, single-family rental, life sciences and self-storage sectors. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of this press release and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this press release are earnings available for distribution (“EAD”) and cash available for distribution (“CAD”).

EAD is defined as net income (loss) attributable to our common stockholders computed in accordance with GAAP, including realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. Net income (loss) attributable to common stockholders may also be adjusted for the effects of certain GAAP adjustments and transactions that may not be indicative of our current operations. In addition, EAD in this press release includes the dilutive effect of non-controlling interests. We use EAD to evaluate our performance and to assess our long-term ability to pay distributions. We believe providing EAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our long-term ability to pay distributions. We also use EAD as a component of the management fee paid to our manager. EAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of EAD may not be comparable to EAD reported by other REITs. Starting in the third quarter of 2023, the Company has adjusted EAD to remove the income/(losses) from equity method investments as they represent changes in the equity value of our investment rather than distributable earnings. The Company will include income from equity method investments to the extent that we receive cash distributions and upon realizing gains and/or losses.

We calculate CAD by adjusting EAD by adding back amortization of premiums, depreciation and amortization of real estate investment and amortization of deferred financing costs and by removing accretion of discounts. We use CAD to evaluate our performance and our current ability to pay distributions. We also believe that providing CAD as a supplement to GAAP net income (loss) to our investors is helpful to their assessment of our performance and our current ability to pay distributions. CAD does not represent net income or cash flows from operating activities and should not be considered as an alternative to GAAP net income, an indication of our GAAP cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. Our computation of CAD may not be comparable to CAD reported by other REITs.